LIVING 3D HOLDINGS LTD
AND
LIVING 3D HOLDINGS INC (FORMERLY AIRWARE INTERNATIONAL CORP)

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

   UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2011
		Living 3D Holdings Inc
	Living 3D Holdings Ltd	(formerly AirWare International Corp)	Pro Forma Adjustments			Pro Forma Consolidated

ASSETS

Current Assets
Cash and cash equivalents	$97,041	$-	$			$97,041
Other assets	33	-				33
Total Current Assets	97,074	-				97,074

TOTAL ASSETS	$97,074	$-	$			$97,074

LIABILITIES & SHAREHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$18,756	$-	$			$18,756
Accrued liabilities and other payable	1,303	2,210		(2,210)		1,303
Due to related party	120,418	14,101		(14,101)		120,418
Total Current Liabilities	140,477	16,311		(16,311)		140,477

TOTAL LIABILITIES	$140,477	$16,311	$			$140,477

SHAREHOLDERS’ EQUITY (DEFICIT)
Common stock, $1.00 par value, 50,000 shares authorized, 100 shares issued and outstanding	$100			$(100	)A	$-
Common stock, $0.001 par value, 90,000,000 shares authorized, 7,112,600 shares issued and outstanding		7,113		62,591	B	69,704
Additional paid-in capital	-	499,696		100	A	(69,604)
				(62,591	)B
				16,311	D
				(523,120	)C
Deficit accumulated during the development stage	(43,503)	(523,120)		523,120	C	(43,503)
TOTAL SHARFEHOLDERS’ EQUITY (DEFICIT)	(43,503)	(16,311)		16,311		(43,403)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$97,074	$-	$			$97,074

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010
		Living 3D Holdings Inc
	Living 3D Holdings Ltd	(formerly AirWare International Corp)	Pro Forma Adjustments	Pro Forma Consolidated

Revenue	$137,555	$-	$	$137,555

Cost of revenue	99,997	-		99,997

Gross profit	37,558			37,558

Operating expenses

General and administrative expenses	13,775	22,954		36,729

Total operating expenses	13,775	22,954		36,729

Income (loss) from operations	23,783	(22,954)		829

Other income	131	-		131

Income (loss) before income tax	23,914	(22,954)		960

Income tax expenses	-	-		-

Net Income (Loss)	$23,914	$(22,954)	$	$960

Other comprehensive income (loss)	-	-		-

Total Comprehensive Income (Loss)	$23,914	$(22,954)	$	$960

Basic and Diluted Income (Loss) Per Common Share	$-	$(0.00)	$	$0.00

Weighted Average Common Share: Basic and Diluted	-	7,112,600		69,703,480

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011

		Living 3D Holdings Inc.
	Living 3D Holdings Ltd	(formerly AirWare International Corp)	Pro Forma Adjustments	Pro Forma Consolidated

Revenue	$21,237	$-	$	$21,237

Cost of revenue	18,756	-		18,756

Gross profit	2,481			2,481

Operating expenses

General and administrative expenses	65,817	13,152		78,969

Total operating expenses	65,817	13,152		78,969

Loss from operations	(63,336)	(13,152)		(76,488)

Other income (expense)	16	(700)		(684)

Loss before income tax	(63,320)	(13,852)		(77,172)

Income tax expenses	-	-		-

Net Loss	$(63,320)	$(13,852)	$	$(77,172)

Other comprehensive loss	-	-		-

Total Comprehensive Loss	$(63,320)	$(13,852)	$	$(77,172)

Basic and Diluted Loss Per Common Share	$-	$(0.00)	$	$0.00

Weighted Average Common Share: Basic and Diluted	-	7,112,600		69,703,480

The accompanying notes are an integrated part of these unaudited pro forma consolidated financial statements.

Note 1 - BASIS OF PRESENTATION

On December 8, 2011, Living3D Holdings Ltd  (the "Company") entered into a share exchange agreement (the "Share Exchange") with Living 3D Holdings, Inc. (formerly AirWare International Corp and formerly Concrete Casting Incorporated), a company incorporated in the State of Nevada.  Under the Exchange Agreement Living 3D Holdings, Inc. ("Living 3D") issued an aggregate of 62,590,800 shares of its common stock to the shareholders of the Company in exchange for all of the issued and outstanding securities of the Company.  The Share Exchange closed on December 8, 2011. As a result of the Share Exchange, the Company became Living 3D's wholly-owned subsidiary. The transaction was accounted for as a reverse merger and recapitalization whereby the Company is the accounting acquirer and Living 3D is the acquired party.
Consequently, the assets and liabilities and the historical operations that will be reflected in the consolidated financial statements for periods prior to the Share Exchange Agreement will be those of the Company and will be recorded at the historical cost basis. After the completion of the Share Exchange Agreement, the Company’s consolidated financial statements will include the assets and liabilities of the Company and Living 3D, the historical operations of the Company and the operations of Living 3D from the closing date of the Share Exchange Agreement.

These pro forma consolidated financial statements are prepared assuming the above transaction occurred on September 30, 2011 (as to the balance sheet) and on January 1, 2010 and on January 1, 2011 (as to the income statements).

Audited financial statements of the Company and Living 3D have been used in the preparation of these pro forma consolidated financial statements. These pro forma consolidated financial statements should be read in conjunction with the historical financial statements of Living 3D and the Company.

Note 2 – PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

A:  To record the elimination of the common stock of Living 3D Holding Ltd the legal acquiree.
B:  To record the exchange of shares of Living 3D Holdings, Inc. for shares of Living 3D Holding Ltd
C:  To record the elimination of the historical retained earnings of Living 3D Holdings, Inc., the legal acquirer.
D:  To record the contribution to capital through forgiveness of company liabilities at the closing of the share exchange.